UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2011 (August 30, 2011)
AMSURG CORP.
(Exact name of registrant as specified in charter)

Tennessee	000-22217	62-1493316
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)
(615) 665-1283
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement.
     On September 1, 2011, AmSurg Corp. (“AmSurg”) completed the acquisition of substantially all of the assets of National Surgical Care, Inc. (“NSC”) as previously described in AmSurg’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (“SEC”) on August 29, 2011 (the “Form 8-K”). In connection with the closing of the transaction, on September 1, 2011, AmSurg, AmSurg Holdings, Inc., a wholly-owned subsidiary of AmSurg, and NSC entered into Amendment No. 1 to Asset Purchase Agreement (the “Amendment No. 1”) to amend the Asset Purchase Agreement executed by the parties on August 23, 2011 (the “Asset Purchase Agreement”). The material terms of the Asset Purchase Agreement are described in the Form 8-K. Amendment No. 1, among other matters, clarifies (i) certain defined terms of the Asset Purchase Agreement and (ii) the administration of certain AmSurg employee benefit plans after closing. The foregoing summary of Amendment No. 1 is subject to, and qualified in its entirety by, the full text of Amendment No. 1, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
     In connection with the closing of the transaction, on August 30, 2011, AmSurg executed an amendment to its Revolving Credit Agreement, dated May 28, 2010, with the lenders party thereto to obtain the lenders’ consent to the consummation of the transactions contemplated by the Asset Purchase Agreement. On August 30, 2011, AmSurg also amended its Note Purchase Agreement, dated May 28, 2010, with the noteholders named therein, to obtain the noteholders’ consent to the consummation of the transactions contemplated by the Asset Purchase Agreement. The foregoing summary of the amendments to the Revolving Credit Agreement and Note Purchase Agreement are subject to, and qualified in their entirety by, the full text of such amendments, which are attached hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On September 1, 2011, AmSurg completed its acquisition of substantially all the assets of NSC. Under the terms of the Asset Purchase Agreement, as amended, the aggregate consideration for the transaction was $135,000,000 (the “Consideration”), subject to adjustment based on, among other things, the levels of working capital of NSC at closing, and up to an additional $7,500,000 if the earnings before interest, taxes, depreciation and amortization of the purchased surgery centers exceed specified targets for 2012. At closing, a $500,000 escrow account was established from the Consideration to fund post-closing payments to NSC based upon the difference between the estimated working capital and the actual working capital of NSC and a $3,000,000 escrow account was established from the Consideration to fund any indemnification claims made by Holdings pursuant to the Asset Purchase Agreement, as amended. The purchase price was funded by the use of cash on hand and borrowings under the Company’s revolving credit agreement.
     While the acquisition of NSC is deemed to involve a significant amount of assets pursuant to the instructions to Item 2 of Form 8-K, separate financial statements of NSC are not required to be filed pursuant to Regulation S-X.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 30, 2011, the Company entered into an amendment to its Revolving Credit Agreement, dated May 28, 2010, the material terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

     On August 30, 2011, the Company entered into an amendment to its Note Purchase Agreement, dated May 28, 2010, the material terms and conditions of which are described in Item 1.01 of this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 2.1	Amendment No. 1 to Asset Purchase Agreement, dated as of September 1, 2011, by and among AmSurg Corp., National Surgical Care, Inc. and AmSurg Holdings, Inc.*

Exhibit 10.1	Third Amendment to Revolving Credit Agreement, dated as of August 30, 2011, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and SunTrust Bank, in its capacity as Administrative Agent for the lenders.

Exhibit 10.2	Second Amendment to Note Purchase Agreement, dated as of August 30, 2011, among AmSurg Corp. and the holders of Notes party thereto.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. AmSurg agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer, and Secretary (Principal Financial and Duly Authorized Officer)

Date: September 2, 2011

EXHIBIT INDEX

No.	Exhibit
Exhibit 2.1	Amendment No. 1 to Asset Purchase Agreement, dated as of September 1, 2011, by and among AmSurg Corp., National Surgical Care, Inc. and AmSurg Holdings, Inc.*

Exhibit 10.1	Third Amendment to Revolving Credit Agreement, dated as of August 30, 2011, among AmSurg Corp., the banks and other financial institutions from time to time party thereto, and SunTrust Bank, in its capacity as Administrative Agent for the lenders.

Exhibit 10.2	Second Amendment to Note Purchase Agreement, dated as of August 30, 2011, among AmSurg Corp. and the holders of Notes party thereto.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. AmSurg agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.